Exhibit 99.1

Contact:	CCG Investor Relations
Gary Oberman	David Rudnick
President and Chief Executive Officer	Account Manager
Buildablock Corp.	646-626-4172
investors@Buildablock.com	david.rudnick@ccgir.com
www.ccgir.com

For Immediate Release

Buildablock Corp. Announces Appointment of

New Chief Financial Officer

Miami, Florida, July 9, 2012 - BUILDABLOCK CORP. (OTCBB: BABL), (“Buildablock” or the “Company”), today announced that Daniel J. Krofcheck has been appointed as the Company’s Executive Vice President and Chief Financial Officer effective July 6, 2012. The Company’s previous Chief Financial Officer, Mr. Alex Kestenbaum, resigned as Chief Financial Officer and as a director on July 6, 2012, as part of the Company’s transition plan.

“We are pleased to add Dan Krofcheck to our leadership team. We believe that his extensive experience with major U.S. publicly traded companies is an excellent fit with our needs," said Mr. Gary Oberman, Buildablock’s CEO. "Mr. Krofcheck brings a very strong skill set and extensive background in U.S GAAP accounting, corporate finance and the capital markets as well as substantial managerial experience to the Buildablock team. We look forward to Dan playing an important role in helping us to develop our e-commerce and social media platform, drive sustainable business growth and create long-term value for our shareholders."

Mr. Daniel J. Krofcheck has over 30 years of experience in financial management with leading public companies. Most recently, from June 2007 to September 2008, Mr. Krofcheck served as Chief Financial Officer of Globe Specialty Metals, Inc. (NASDAQ: GSM), one of the world’s largest producers of silicon metal and silicon-based alloys, where he prepared the company for its successful initial public offering. From 1997 to 2006, he served as Vice President and Treasurer of Century Aluminum Company (NASDAQ: CENX), a leading producer of primary aluminum, where he developed and executed the company’s financing plans to support its acquisition and growth strategy. Prior to that, Mr. Krofcheck was Assistant Treasurer for H. J. Heinz Company. Mr. Krofcheck began his career at United States Steel Corporation, where he spent 11 years, progressing through financial positions, including as Manager of its New York City treasury operations. Mr. Krofcheck has a BS in mathematics, having graduated cum laude from The Pennsylvania State University, and has an MBA in finance from The Wharton School of The University of Pennsylvania.

BUILDABLOCK CORP. ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER	Page - 2

About Buildablock Corp.

Buildablock is an Internet service platform whose mission is to act as a transactional catalyst between buyers and sellers while leveraging a growing collection of patented, sophisticated user friendly tools. Growing beyond the scope of aggregation sites or group buying catalogs, Buildablock offers consumers maximum value for their purchasing dollar by combining group buying leverage, social media interactivity and automated negotiating tools. The Company’s dashboard of buying tools and follow-on services represent a new paradigm in supply chain interaction for both retailers and consumers alike. The Company expects that ease of customer acquisition and diverse, recurring revenue streams will combine to return exceptional value to the shareholders of Buildablock. For more information, visit the Company's website at http://www.buildablock.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about expected future results shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, the Company’s ability to establish technical feasibility, completing development of its Internet service platform, establishing critical strategic partnerships to promote the use of its Internet platform, successfully marketing the platform, establishing rapid visibility and adoption by our customer base and acceptance by merchants, demonstrating added value and reward that will ultimately change the behavior of our user base, responding to competitive developments and attracting, retaining and motivating qualified personnel. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

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